UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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AMICAS, Inc.

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April 29, 2009

Dear Stockholder:

We cordially invite you to attend the 2009 Annual Meeting of Stockholders of AMICAS, Inc. to be held at 10:00 a.m. local time on Monday, June 22, 2009 at the Company’s offices at 20 Guest Street, Boston, Massachusetts.

During the Annual Meeting, we will discuss each item of business described in the attached Proxy Statement and give a report on our business. There may also be time for questions. We hope that it will be possible for you to attend.

At the Annual Meeting, we will seek your vote regarding the election of directors and ratification of our appointment of an independent registered public accounting firm for our fiscal year ending December 31, 2009.

The matters to be considered at the Annual Meeting are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the attached Proxy Statement.

When you have finished reading the Proxy Statement, please date, sign and return your proxy card in the enclosed, self-addressed, postage pre-paid envelope as soon as possible or follow the instructions on the proxy card to vote over the Internet to ensure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy card or voted over the Internet.

On behalf of AMICAS, Inc., thank you for your continued support and interest in our company.

Sincerely,

Stephen N. Kahane, M.D., M.S.
CEO and Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE AMICAS, INC. 2009 ANNUAL MEETING OF STOCKHOLDERS To Be Held Monday, June 22, 2009
GENERAL INFORMATION
MANAGEMENT AND CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 1
PROPOSAL 2
OTHER MATTERS

AMICAS, Inc.
20 Guest Street
Boston, Massachusetts 02135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Monday, June 22, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMICAS, Inc. will be held on:

Date & Time:	Monday, June 22, 2009 at 10:00 a.m., local time
Location:	AMICAS, Inc. 20 Guest Street Boston, Massachusetts

For the following purposes:

1.	To elect six members of the Board of Directors to hold office until the 2010 Annual Meeting of Stockholders;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of BDO Seidman, LLP as the independent registered public accounting firm for AMICAS, Inc. for the year ending December 31, 2009; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only the holders of record of common stock of AMICAS, Inc. at the close of business on April 27, 2009 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. In addition, only the holders of record of common stock of AMICAS, Inc. at the close of business on April 27, 2009 and persons holding proxies from such stockholders may attend the Annual Meeting. A list of stockholders as of the close of business on April 27, 2009 will be available, during ordinary business hours, for ten days prior to the Annual Meeting date at the office of the Corporate Secretary at the above address for examination by any stockholder, his, her or its agent, or his, her or its attorney.

Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

Craig Newfield
General Counsel & Secretary

April 29, 2009
Boston, Massachusetts

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE OVER THE INTERNET IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED TO THE ENCLOSED ENVELOPE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

AMICAS, Inc.
20 Guest Street
Boston, Massachusetts 02135

PROXY STATEMENT FOR THE AMICAS, INC.
2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Monday, June 22, 2009

The 2009 Annual Meeting of Stockholders of AMICAS, Inc. (“Annual Meeting”) will be held on Monday, June 22, 2009 at the Company’s offices at 20 Guest Street, Boston, Massachusetts, beginning at 10:00 a.m., local time. We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to holders of our common stock on or about May 5, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Monday, June 22, 2009. The proxy statement and annual report to security holders for the Company’s fiscal year ended December 31, 2008 are available at http://www.amicas.com/investorrelations/annualreports.asp.

As used in this Proxy Statement, the terms “AMICAS”, the “Company”, “our” and “we” each refers to AMICAS, Inc. (formerly known as VitalWorks Inc.) and includes all of its subsidiaries, unless the context otherwise requires.

GENERAL INFORMATION

Why am I receiving this Proxy Statement and proxy card?

You are receiving a Proxy Statement and proxy card because you own shares of common stock of AMICAS. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Although not part of this Proxy Statement, we are also sending along with this Proxy Statement, our 2008 annual report, which includes our financial statements for the fiscal year ended December 31, 2008. You can also find a copy of our 2008 Annual Report on Form 10-K on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.amicas.com. Our proxy statement is also available online at http://www.amicas.com/investorrelations/annualreports.asp.

If you elect to vote by proxy, when you sign the proxy card, you appoint Stephen N. Kahane, Kevin C. Burns and Craig Newfield as your representatives at the Annual Meeting. Dr. Kahane, Mr. Burns and Mr. Newfield will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in case your plans change.

If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Dr. Kahane, Mr. Burns and Mr. Newfield will vote your shares in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What am I voting on?

You are being asked to:

•	elect six directors; and

•	ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Who is entitled to vote?

Only holders of record of common stock of AMICAS as of the close of business on April 27, 2009 are entitled to vote at the Annual Meeting. This date is referred to as the “Record Date.” On the Record Date, there were 35,210,581 shares of AMICAS common stock outstanding and entitled to vote. Each share of common stock that you own entitles you to one vote. AMICAS common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. You may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the Annual Meeting in person may revoke the proxy and vote at the Annual Meeting.

How do I vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. Unless otherwise provided, the following instructions assume that your shares are registered directly in your name through our stock transfer agent, StockTrans, Inc., or you have stock certificates.

You may vote by mail.  You do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “FOR” the election of the named nominees for directors and “FOR” the ratification of the appointment of the independent registered public accounting firm. If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide your bank, broker or other nominee with instructions regarding how to vote your shares, and receive directions from your bank, broker or other nominee explaining how to provide such nominee with your voting instructions.

You may vote over the Internet.  You can access the Internet voting system at the Web address www.votestock.com. After you submit the log-in number located on your proxy card, you will be able to vote your shares through an electronic ballot. If your shares are held in street name, you must follow the instructions you receive from your bank, broker or other nominee to vote via the Internet.

You may vote in person at the Annual Meeting.  Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a broker’s proxy card from your broker or other nominee and bring it to the Annual Meeting in order to vote at the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the named nominees for directors; and

•	“FOR” the ratification of the appointment of the independent registered public accounting firm for our fiscal year ending December 31, 2009.

How many votes do you need to hold the Annual Meeting?

Shares are counted as present at the Annual Meeting if the holder of those shares either is present and votes in person at the Annual Meeting or has properly submitted a proxy card or voted via the Internet.

As of the Record Date, 35,210,581 shares of our common stock were issued and outstanding. One-third of our outstanding shares as of the Record Date, equal to 11,736,860 shares, must be present at the Annual Meeting either in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in street name by a bank or broker that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers. Please vote in the manner described under “How do I vote?” for each account to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending timely written notice to our General Counsel at AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135;

•	signing, and returning to us in a timely manner, another proxy card with a later date or re-voting over the Internet (only your latest Internet vote will be counted); or

•	voting in person at the Annual Meeting. Please note that attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not sign and return your proxy card by mail or vote over the Internet or in person as described above under “How do I vote?”

If your shares are held in street name, your bank, broker or other nominee may have discretionary authority to vote your shares under certain circumstances even if it does not receive instructions from you. These circumstances include certain “routine” matters, such as the election of directors and the ratification of the appointment of the independent registered public accounting firm. Therefore, if you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How do I Vote?,” your bank, broker or other nominee may either vote your shares on routine matters, or leave your shares unvoted. We encourage you to provide voting instructions. This ensures that your shares will be voted at the Annual Meeting in the manner you desire. If your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” When a bank, broker or other nominee votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the Annual Meeting.

A brokerage firm cannot vote customers’ shares on “non-routine” matters. Therefore, if your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.

How many votes must the nominees for election as directors receive to be elected?

The six nominees receiving the highest number of affirmative votes will each be elected as a director. This number is called a plurality.

If a nominee is unable to stand for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than six nominees.

How many votes are required to approve the ratification of the appointment of the independent registered public accounting firm?

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of shares present in person, represented by votes cast through the internet voting system, or represented by proxy at the Annual Meeting and entitled to vote.

How will votes be counted?

Election of Directors.  You may vote “FOR” or you may “WITHHOLD AUTHORITY” on voting for each nominee. A properly executed proxy marked “WITHHOLD AUTHORITY” will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions are not counted for purposes of electing directors. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each of the nominees for director. You may withhold authority to vote for a particular nominee by marking the “FOR” box and striking a line through the name of the nominee or nominees. Your shares will then be voted only for the remaining nominees. Brokerage firms have authority to vote their customers’ unvoted shares held by the firms in street name on this proposal. Because the election of directors requires a vote “FOR” such election by a plurality of the votes, if a broker does not exercise this authority, such “broker non-votes” will have no effect on the outcome of voting on this matter.

Ratification of the Appointment of Independent Registered Public Accounting Firm.  You may vote “FOR” or “AGAINST” the ratification of the appointment of the independent registered public accounting firm, or you may “ABSTAIN” from voting on this matter. Abstentions are counted for purposes of establishing a quorum. Brokerage firms have authority to vote their customers’ unvoted shares held by the firms in street name on this proposal. Because the ratification of the appointment of the independent registered public accounting firm requires a vote “FOR” such ratification by a majority of shares entitled to vote and present in person, represented by the internet voting system, or by proxy, abstentions will count as votes against this proposal and, if a broker does not exercise this authority, such “broker non-votes” will have no effect on the outcome of voting on this matter. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” the ratification of the appointment of the independent registered public accounting firm. We are not required to obtain approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the selection of BDO Seidman, LLP as our independent accountants for our fiscal year ending December 31, 2009, our Audit Committee of our Board of Directors will reconsider its selection.

All votes will be tabulated by the inspectors of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes.”

Is my vote confidential?

Only the inspectors of election and certain employees of AMICAS will have access to your proxy card. They will tabulate and certify the vote. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere. All comments will remain confidential unless you ask that your name be disclosed.

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these directors and employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2009. That report will be filed with the Securities and Exchange Commission (“SEC”). You can obtain a copy of the quarterly report on our website at www.amicas.com/investorrelations, or by contacting our investor relations department at (617) 779-7892, or by contacting the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the SEC’s EDGAR system at www.sec.gov.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Executive Officers

Stephen N. Kahane, M.D., M.S., age 51, has served as our Chief Executive Officer since September 2004, as a director since March 2001, and as Chairman since June 2005. Dr. Kahane also served as our President from September 2004 through March 2005 and Vice Chairman from March 2001 to May 2005. He was our Chief Strategy Officer from November 1999 until August 2004. From November 1999 until March 2001, Dr. Kahane also served as President of our E-Health unit. Previously, Dr. Kahane served as CEO of Datamedic, a provider of healthcare practice management and electronic medical record solutions. Dr. Kahane also trained and served on the faculty and on the IT leadership team at The Johns Hopkins Medical Institution. Dr. Kahane does not serve on the board of any other public company.

Kevin C. Burns, age 38, has served as our senior vice president, Chief Financial Officer since April 2008. Mr. Burns joined AMICAS in November 2004 as our director of finance and business development, and in February 2007 was promoted to vice president of finance and corporate development. Prior to joining AMICAS, Mr. Burns was responsible for corporate planning at NMS Communications, a public telecom equipment company in the wireless applications and infrastructure market, from November 2003 to November 2004. Previously, Mr. Burns was the director of corporate development at Demantra, Inc. and has also held senior management positions in finance, accounting and corporate development at MAPICS, Inc. and Marcam Corporation, both public software companies.

Frank E. Stearns Jr., age 49, joined AMICAS in February 2009 as our senior vice president of client solutions. Prior to joining AMICAS, Mr. Stearns was employed at Eclipsys, a public company providing healthcare information technology solutions, where he served as executive vice president of client operations from January 2007 to July 2008, as Senior Vice President of Professional Services From November 2005 to December 2006, and as the leader of Eclipsys’ consulting group from January 2003 to November 2005. Prior to Eclipsys, from August 1999 to January 2003, Mr. Stearns served as a Vice President and Partner for Cerner Corporation, a provider of enterprise healthcare software and services. From October 1993 to August 1999, Mr. Stearns held several leadership roles at Computer Sciences Corporation, a worldwide provider of technology products and services focusing in the healthcare sector, including Vice President of Decision Technologies from 1997 to 1999.

Craig Newfield, age 49, joined AMICAS in March 2009 as our vice president, general counsel. Prior to joining AMICAS, Mr. Newfield served as vice president & general counsel of Gomez, Inc., a private internet infrastructure company in the website experience management market, from November 2007 to May 2008. Prior to Gomez, Mr. Newfield served as vice president & general counsel of MRO Software, Inc, a public software company in the enterprise asset management market, from September 2001 until September 2006. MRO Software was acquired by IBM Corporation in September 2006, and Mr. Newfield served as a transition executive with IBM until September, 2007. Prior to MRO Software, Mr. Newfield served as vice president & General Counsel of Interleaf, Inc., a public software company in the electronic publishing and content management markets, from May 1997 until July 2000 when Interleaf was acquired by Broadvision, Inc. Previously, Mr. Newfield also served vice president & general counsel at OneWave, Inc., as in-house counsel at Marcam Corporation, and as an associate in two Boston area law firms.

Our Board of Directors

Meetings and Attendance.  During the fiscal year ended December 31, 2008, the Board of Directors held 10 meetings and acted 7 times by unanimous written consent. Each director that served on the Board of Directors in 2008 attended more than 75% of the Board meetings and those committees of which such director was a member. Directors are invited to attend the Annual Meeting but we have no specific policy requiring attendance by directors at such meeting. One of our directors attended our Annual Meeting of Stockholders held in 2008.

Independent Directors.  Under applicable rules of The Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that Dr. Phillip M. Berman, Mr. Stephen J. DeNelsky, Mr. Stephen J. Lifshatz, Mr. David B. Shepherd and Dr. John J. Sviokla are each independent directors as defined by the Nasdaq rules. Dr. Berman passed away in February of 2009. Mr. Joseph D. Hill is not considered independent under the applicable rules of The Nasdaq Stock Market, as he served as the Senior Vice President and Chief Financial Officer of the Company until April 4, 2008. The independent directors met separately 4 times in 2008. In 2008, Mr. DeNelsky was, upon the recommendation of the independent directors, re-appointed as Lead Director by the Board of Directors.

Communications.  Stockholders interested in communicating with the Board of Directors or any individual director may do so by writing to: AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135 attn: General Counsel, or by email to AMCSboard@amicas.com. These communications will be forwarded to the appropriate director or directors if they relate to important substantive matters and include suggestions or comments that our General Counsel considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Code of Business Conduct and Ethics.  The Board of Directors adopted a Code of Business Conduct and Ethics (“Code”) effective July 1, 2003 for our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. We have retained EthicsPoint, Inc. to provide an anonymous and confidential method to report Code violations or voice concerns. Based upon the nature of the complaint, EthicsPoint will generally advise at least one of our independent directors of the complaint. EthicsPoint and our General Counsel are the designated contacts for any complaints or reported violations concerning the Code. This Code is available on our website at www.amicas.com/investorrelations. Stockholders may request a free copy of the Code by writing to Investor Relations, AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135. We intend to disclose any amendments to, or waivers from, our Code on our website. Disclosure regarding any amendments to, or waivers from, provisions of the Code that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

Corporate Governance Guidelines.  The Board of Directors has adopted corporate governance guidelines, which, in conjunction with our certificate of incorporation, by-laws and Board committee charters, provide guidelines for the Company and the Board to ensure effective corporate governance. The corporate governance guidelines are posted on our website at www.amicas.com/investorrelations.

Committees of the Board of Directors

Audit Committee.  The Board of Directors maintains a standing Audit Committee, currently composed of Stephen J. DeNelsky, Stephen J. Lifshatz and David B. Shepherd. Our Audit Committee has the authority to retain and terminate the services of our independent accountants, review annual financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. All Audit

Committee members satisfy the current independence standards promulgated by the SEC and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Mr. Lifshatz serves as the chair of the audit committee. The Board has determined that Mr. Lifshatz, the chair of the Audit Committee, Mr. DeNelsky and Mr. Shepherd are “audit committee financial experts,” as the SEC has defined that term in Item 407 of Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended (the “Securities Act”). The Audit Committee held 5 meetings during 2008.

A copy of the Audit Committee charter is available on our website at www.amicas.com/investorrelations. Please also see the report of the Audit Committee set forth elsewhere in this Proxy Statement.

Compensation Committee.  The Board of Directors maintains a standing Compensation Committee. During 2008, the Compensation Committee was composed of Phillip M. Berman, Stephen J. Lifshatz and John J. Sviokla. Dr. Berman passed away in February 2009, and in March 2009 Mr. DeNelsky was appointed to the Compensation Committee. The Compensation Committee is chaired by Dr. Sviokla. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and conducts its decision-making process with respect to that issue without the chief executive officer present. All Compensation Committee members qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Compensation Committee held 6 meetings during 2008.

The Compensation Committee generally holds regularly scheduled in-person meetings throughout the year and additional meetings as appropriate either in person or by telephone. Generally, the Compensation Committee Chair works with management in establishing the agenda for Committee meetings. Management also prepares and submits information during the course of the year for the consideration of the Compensation Committee, such as management’s proposed recommendations to the Committee for performance measures and proposed financial targets, management’s proposed recommendations to the Committee for salary increases, management’s performance evaluations of executive officers, and other data and information, if requested by the Committee. The Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors, executive officers or other Officers of the Company.

In addition, the Compensation Committee charter grants the Compensation Committee full authority to engage compensation consultants and other advisors to assist it in the performance of its responsibilities. Any compensation consultant retained by the Committee reports directly to the Compensation Committee. The Compensation Committee did not engage a compensation consultant for 2008 but instead independently confirmed for 2008 the market benchmarking of our executive compensation program, as discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

A copy of the Compensation Committee charter is available on our website at www.amicas.com/investorrelations. Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2008 the Compensation Committee was composed of Phillip M. Berman, Stephen J. Lifshatz and John J. Sviokla. Dr. Berman passed away in February 2009, and in March 2009 Mr. DeNelsky was appointed to the Compensation Committee. None of the Compensation Committee members in 2008 have had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

None of the Company’s executive officers have served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of the Company or member of the Compensation Committee.

Nominating and Corporate Governance Committee.  The Board of Directors maintains a standing Nominating and Corporate Governance Committee. During 2008, the Nominating and Corporate Governance Committee was composed of Phillip M. Berman, Stephen J. DeNelsky and John J. Sviokla. Dr. Berman passed away in February 2009, and in March 2009 Mr. Shepherd was appointed to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is chaired by Mr. DeNelsky. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and its committees, and to evaluate and make recommendations as to potential candidates. All Nominating and Corporate Governance Committee members qualify as independent under the definition promulgated by the Nasdaq Stock Market. The Nominating and Corporate Governance Committee held 4 meetings during 2008.

A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.amicas.com/investorrelations.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes the solicitation of recommendations from Board members and others, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Nominating and Corporate Governance Committee charter. These criteria include the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including such factors as independence, business experience, diversity, and personal skills in software, other technology, finance, marketing, business, financial reporting, accounting, health care and other areas that are expected to contribute to an effective Board. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o General Counsel, AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Other Matters — Stockholder Proposals” on page 36 of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3, and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of filings made by reporting persons with the SEC or written representations from certain reporting persons that no Form 5 filing was required for such person, we believe that during fiscal year 2008, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Exchange Act, except that each of Dr. Kahane and Mr. Hill inadvertently reported one stock option grant 12 days after the deadline for filing the appropriate Form 4.

Certain Relationships and Related Person Transactions

Our Audit Committee reviews and approves in advance all related person transactions. Since the beginning of fiscal year 2008, the Company has not been a participant in a transaction, and is not currently a participant in any proposed transaction, requiring disclosure as a related person transaction in this Proxy Statement pursuant to Item 404 of Regulation S-K under the Securities Act.

Our written Audit Committee Charter provides that the Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and that all such transactions must be approved in advance by the Audit Committee.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning beneficial ownership of our outstanding common stock as of April 27, 2009 by:

•	each stockholder that we know to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each individual named in the Summary Compensation Table on page 19; and

•	all of our current directors and executive officers as a group.

Information with respect to “beneficial ownership” shown in the table below is based on information supplied by the respective beneficial owners. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned by a particular beneficial owner, the shares of common stock deemed outstanding include 35,210,581 shares outstanding as of April 27, 2009, plus all common stock issuable on exercise of options within 60 days of April 27, 2009 held by the particular beneficial owner (“Presently Exercisable Options”). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the mailing address of each beneficial owner is c/o AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135. Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

	Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned

Gagnon Securities, LLC(1)	4,560,592	12.96%
Dimensional Fund Advisors LP(2)	3,557,430	10.11%
Wellington Management Company, LLP(3)	3,138,346	8.92%
S Squared Technology(4)	2,464,375	7.00%
GAMCO Investors, Inc.(5)	2,346,280	6.67%
Stephen N. Kahane	2,089,089	5.61%
Joseph D. Hill	276,679	*
Kevin C. Burns	197,478	*
David B. Shepherd	91,902	*
Stephen J. DeNelsky	78,646	*
John J. Sviokla	29,037	*
Stephen J. Lifshatz	22,981	*
All Current Directors and Executive Officers as a Group (9 persons)(6)	2,785,812	7.91%

*	Less than one percent.

(1)	Number of shares beneficially owned based solely upon a Schedule 13G filed by Gagnon Securities, LLC on February 18, 2009. The address of Gagnon Securities LLC is 1370 Avenue of the Americas, Suite 2400, New York, New York 10019.

(2)	Number of shares beneficially owned based solely upon a Schedule 13G filed by Dimensional Fund Advisors, LP on February 9, 2009. The address of Dimensional Fund Advisors, LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(3)	Number of shares beneficially owned based solely upon a Schedule 13G filed by Wellington Management Company, LLP on February 17, 2009. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(4)	Number of shares beneficially owned based solely upon a Schedule 13G filed by S Squared Technology, LLC. on February 2, 2009, and includes 1,981,775 shares owned by S Squared Technology, LLC, and 486,600 shares owned by S Squared Technology partners, L.P. The address of S Squared Technology, LLC is 515 Madison Avenue, New York, New York 10022.

(5)	Number of shares beneficially owned based solely upon a Schedule 13D filed by GAMCO Investors, Inc. on March 3, 2009, and includes 560,000 shares owned by Gabelli Funds, LLC, 1,155,980 shares owned by GAMCO Asset Management, Inc., 4,000 shares owned by Gabelli Securities, Inc., and 626,300 shares owned by Teton Advisors, Inc. The address of GAMCO Investors, Inc. is One Corporate Center, Rye NY 10580-1435.

(6)	Includes shares owned and shares that are issuable on exercise of options that will be exercisable within 60 days of April 27, 2009 (“Currently Exercisable Options”) held by the following individuals:

		Currently	Total
		Exercisable	Beneficial
Director or Executive Officer	Shares Owned	Options	Ownership

Stephen N. Kahane	40,760	2,048,329	2,089,089
Joseph D. Hill	6,679	270,000	276,679
Kevin C. Burns	3,137	194,341	197,478
David B. Shepherd	43,152	48,750	91,902
Stephen J. DeNelsky	29,896	48,750	78,646
John J. Sviokla	15,287	13,750	29,037
Stephen J. Lifshatz	11,731	11,250	22,981

Total Directors and Executive Officers	150,642	2,635,170	2,785,812

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors, consisting entirely of independent directors, has overall responsibility for evaluating, establishing and approving the compensation and benefits provided to our executive officers listed in the Summary Compensation Table appearing elsewhere in this Proxy Statement (together, the “Named Executive Officers”). The following Compensation Discussion and Analysis provides you with information that we believe to be necessary to understand our executive compensation policies and decisions as they relate to our Named Executive Officers. The discussion set forth below focuses on the following:

•	The objectives of our compensation program, including the results and behaviors the program is designed to reward;

•	The process that we use to determine executive compensation;

•	Each element of the compensation plan;

•	The reasons why the Compensation Committee chose to pay each element; and

•	How the Compensation Committee determines the amount or the formula used for each element.

The Company’s Compensation Philosophy and Process

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate superior executive talent. The focus is to tie short-term and long-term incentives to achievement of measurable corporate performance objectives and to closely align the interests of the Named Executive Officers with those of the Company’s stockholders. To achieve these objectives, the Compensation Committee has implemented compensation plans that tie a substantial portion of the Named Executive Officers’ overall compensation to our financial and operating performance. Pursuant to this overall approach, our compensation plans have the following objectives:

•	To attract and retain a highly skilled work force — in a competitive and demanding market, it is necessary for us to offer compensation packages commensurate with the executive officers’ performance and experience.

•	To foster a high performance culture — our compensation is based on the level of job responsibility, and Company performance. At the executive level, and in setting compensation policies for our Named Executive Officers, the Compensation Committee considers the individual performance of our Named Executive Officers to be reflected entirely by our corporate performance goals, and the Compensation Committee believes that the success of the Company in achieving these goals is a direct reflection of whether a particular executive has performed well. As a result, the Compensation Committee does not set separate individual goals for our Named Executive Officers, but the Committee holds the expectation that each executive’s individual performance will contribute to the overall achievement by the Company of its goals.

•	To provide stability — we have provided retention incentives for executive officers where we believe appropriate.

Our Compensation Committee reviews and establishes compensation for our Named Executive Officers on an annual basis, in an iterative process that typically begins mid-year and is completed during December. The Committee takes an overview of existing compensation elements and potential areas for discussion, and asks our chief executive officer for assistance in gathering relevant data. Upon the request of the Compensation Committee, our chief executive officer provides the Compensation Committee with information requested, consisting of publicly available and independent survey compensation data, the chief executive officer’s assessment of the Named Executive Officers’ (but not his own) past performance, and his assessment and recommendation as to future compensation for the named Executive Officers other than himself. The Compensation Committee takes this information and assessments under advisement, and makes an independent determination regarding the compensation program for the Company’s Named Executive Officers. Except as described above, none of our executive officers, including our chief executive officer, has a role in determining compensation for other Named Executive Officers or for himself.

Compensation Elements and Purposes

As part of its process in developing the Company’s executive compensation plan, the Compensation Committee reviewed publicly available data contained in a compensation and benefits survey of U.S. executives obtained from Culpepper and Associates, Inc. for the current year, which covers the compensation of executive officers employed by over 900 technology companies, stratified by company revenues, number of employees, industry group and geography. The Compensation Committee referred to data from that survey that is aggregated in summary form regarding public companies that have similar annual revenues and number of employees as the Company, and that are located in the Northeast U.S.

As part of its pay-for-performance compensation philosophy, the Compensation Committee generally targets the creation of compensation plans that will result in base salaries and total executive compensation being paid that are approximately at the median of the range of public technology companies having annual revenues and number of employees similar to ours, located in the northeast U.S., as aggregated in summary form in the Culpepper survey.

The Compensation Committee does not rely on the Culpepper survey data to the exclusion of other factors when determining executive compensation. Rather, our Compensation Committee considers this data along with all of the factors discussed herein with the goal of setting our executives’ compensation at levels that the Committee members believes to be appropriate. The Compensation Committee retains full discretion to make compensation decisions independent of the guidance that may be provided by the data obtained from the benchmarked companies.

For selected issues related to severance and change in control benefits, the Compensation Committee reviewed data that is publicly available from the following health care information technology companies: athenahealth, Inc., Merge Healthcare Incorporated, Quality Systems, Inc., Allscripts-Misys Healthcare Solutions, Inc., Nighthawk Radiology Holdings, Inc., and Vital Images, Inc. The nature of this data did not lend itself to statistical quantification or numerical benchmarking, but served as anecdotal guidance for the Compensation Committee when reviewing severance and change in control benefits for our named Executive Officers. The Compensation Committee retains full discretion to make compensation decisions independent of the guidance that may be provided by the data obtained from the comparison companies.

Our compensation program consists of the following components:

•	Base salaries — we pay annual salaries to provide executives with a base level of compensation to achieve our objectives of attracting and retaining executive talent that we need to accomplish our goals.

•	Quarterly Performance-Based Cash Bonus — provides performance based cash incentives based on Company performance against specific targets, with the purpose of motivating and rewarding achievement of our critical strategic and financial goals, fostering a high performance culture and delivering value to stockholders.

•	Annual Share Price Based Cash Bonus — provides performance based cash incentives based on Company stock performance, with the purpose of aligning the executives’ interests with those of stockholders and increasing stockholder value.

•	Quarterly Targeted Cash Bonus — provides performance based cash incentives based on Company performance against a specific target, namely Company sales orders objectives, with the purpose of creating urgency and rewarding over-achievement of one of our critical strategic and financial goals.

•	Long Term Equity Incentives — we believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our Named Executive Officers of equity-based awards in the form of stock options. The stock option awards are intended to provide each executive with incentive to build value in the Company over an extended period of time. We typically make an initial equity award of stock options to new executives and annual equity grants as part of our overall compensation program.

•	Share Price Based Equity Incentives — through the grant of stock options, with an opportunity to accelerate vesting based on share price objectives, we intend to provide an incentive with the purpose of increasing stockholder value.

•	Retirement savings through a qualified 401(k) savings plan, pursuant to which all employees can choose to defer compensation for retirement and to which we make a matching contribution, with the purpose of encouraging employees to save for their retirement, with account balance affected by contributions and investment decisions made by the participant.

•	Health and welfare benefits — a fixed component with the same benefits (medical, dental, vision, disability insurance and life insurance) available for all full-time employees, with the purpose of providing benefits to meet the health and welfare needs of our employees and their families and to provide a competitive total compensation package.

•	Severance and change of control agreements and plans pursuant to which we provide additional payments and benefits to the Named Executive Officers with the intention of encouraging officers to remain focused on our business in the event of anticipated or actual fundamental corporate changes.

•	Special awards — our Compensation Committee reserves the ability to make special compensation awards to our officers in recognition of outstanding achievements that are not otherwise adequately rewarded.

As mentioned above, the Compensation Committee has implemented annual and quarterly performance management programs for our Named Executive Officers, under which performance goals are determined and set forth in writing at the beginning of each calendar year. In particular, these corporate goals establish budget and target levels for sales orders, revenue and operating income. In accordance with Instruction 4 to Item 402(b) of Regulation S-K, we have determined not to disclose specific performance targets. Based on the achievement of these goals, we then calculate annual and quarterly cash bonuses. Since the Compensation Committee has determined these principal targets are equal in value to the overall health and growth of the company, the Compensation Committee has determined that the three corporate objectives shall be equally weighted, that is 33.33% for each objective. The principal targets are:

•	Revenue — we have targeted increased revenue results as a driver to profitability;

•	Sales Orders — we have targeted sales orders as a driver to current and future revenues; and

•	Operating Income — provides an incentive to reward both controlling expenses and increasing gross margin contributions, and bears a direct relationship with earnings per share which is a driver of stockholder value.

The Compensation Committee has established each of these goals with a high level of difficulty, in the belief that the Company’s executives should be encouraged to deliver results that exceed those of our competitors, and that exceed market expectations. In general, these goals for compensation purposes were set at levels above the Company’s internal operating budget, and typically at levels above publicly disclosed guidance, if any. When setting these goals, the Committee considered the Company’s performance over prior periods, and trends over those periods, because the Committee believed that prior performance and such performance trends were to a moderate degree predictable of future performance. The Committee also noted that none of the goals established for 2006 had been achieved, the goals set for 2007 were been partially achieved, and that goals established for 2008 based solely on prior performance and trends were likely to be very difficult to achieve in 2008. In order to optimize our executives’ motivation, and given the Compensation Committee’s views as to general performance expectations for the Company in 2008 and the levels of bonuses that had been paid out in prior years, the Compensation Committee established the maximum cash bonuses at levels where, if the executives achieved a portion of their performance goals but less than the maximum possible, the total cash bonus plus base salary would result in overall cash compensation that is comparable to and competitive with the aggregate cash compensation paid to executive officers in similar positions with comparable companies. In was also the Committee’s intent that, in the event that the executives achieved at or close to the maximum performance targets, the resulting compensation would be comparable to compensation paid to the most highly paid executive officers of comparable companies as reflected in the Culpepper Associates survey.

Compensation Components

The components of our executive compensation package include the following:

Base Salary

Base salaries for our Named Executive Officers are established based on the scope of their responsibilities and their prior relevant background, training, and experience, taking into account competitive market compensation paid by the companies represented in the compensation data the Compensation Committee reviews for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, the Compensation Committee believes that executive base salaries should generally fall at approximately the median of the range of salaries for executives in similar positions and with similar responsibilities in the hundreds of public technology companies with annual revenues and numbers of employees similar to ours, that are located in the northeast U.S., as aggregated in summary form in the Culpepper survey. Base salaries for our Named Executive Officers were not established at any specific percentile of the data obtained from the Culpepper survey. Each Named Executive Officer’s base salary is evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually as part of our performance management program and may be increased for merit reasons, based on the executive’s success in meeting or exceeding performance objectives and an assessment of whether significant corporate goals were achieved. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Currently, our Chief Executive Officer’s base salary is $350,000 per year, and this has been his base salary since 2006. The Compensation Committee determined that our Chief Executive Officer’s salary is appropriate based on his overall compensation package, prior actual total compensation received and the Compensation Committee’s expectations for the current year, the aggregated Culpepper data that was reviewed and our overall compensation philosophy. Our current Chief Financial Officer was promoted into this position in April 2008 and his salary was established at $210,000 per year, which the Compensation Committee determined to be appropriate based upon his past experience, achievements while employed by the Company, his customer-focused and market-facing abilities, changes in the scope of his responsibility, the aggregated Culpepper data that was reviewed and our overall compensation philosophy. The base salary for our former Chief Financial Officer (Mr. Hill) was set at $250,000 per year for 2008, and remained unchanged from the prior year. Mr. Hill resigned as the Company’s Chief Financial Officer in April 2008. The Compensation Committee determined that our prior Chief Financial Officer’s salary was appropriate based on his overall compensation package, prior actual total compensation received and the Compensation Committee’s expectations for the current year, the aggregated Culpepper data that was reviewed and our overall compensation philosophy.

Quarterly Performance-Based Cash Bonus

Our compensation program provides Named Executive Officers with the opportunity to earn a quarterly performance-based cash bonus. The amount of the cash bonus depends on the level of achievement of the corporate revenue, orders and operating income performance goals noted above, which are set the beginning of the fiscal year. In 2008, the Chief Executive Officer was eligible for a quarterly performance-based cash bonus in the aggregate amount of $250,000 per year, and the Chief Financial Officer was eligible for a quarterly performance-based cash bonus in the aggregate amount of $95,000 per year. In 2008, our Chief Executive Officer received $125,000 and our current Chief Financial Officer (Mr. Burns) received $40,000 of compensation, respectively, under this program, as a result of meeting certain revenue, order and operating income goals during the year. Our prior Chief Financial Officer (Mr. Hill) received $25,000 of compensation under this program during 2008, and he resigned from this position in April 2008.

Quarterly Targeted Cash Bonus

Our compensation program also provides our Named Executive Officers with the opportunity to earn a quarterly cash bonus based on metrics that the Compensation Committee deems of particular importance for the year in which the bonus is to be earned. In 2008, this bonus could have been earned if the Company exceeded certain over-achievement (or “stretch”) thresholds for sales orders for the corresponding quarter. In 2008, the Named Executive Officers were eligible for a quarterly performance-based cash bonus in amounts ranging from $5,250 to $9,750. In aggregate, the total quarterly based cash bonus paid to all Named Executive Officers could not exceed $15,000 per quarter. In 2008, our Named Executive Officers did not earn any portion of this targeted cash bonus.

Annual Stock Price Performance-Based Cash Bonus

In addition, our compensation program provides Named Executive Officers with the opportunity to earn an annual cash bonus based on the performance of our stock price. The amount of the cash bonus is subject to the attainment of an average stock price of $3.75 to $4.00 and $2.25 to $3.00 per share for 2008 and 2009, respectively, determined by straight-line interpolation. In 2008, our Chief Executive Officer was eligible for an annual stock price performance cash bonus in the amount of $250,000 and the Chief Financial Officer was eligible for an annual stock price performance cash bonus in the amount of $75,000. In 2008, our Named Executive Officers did not earn any compensation under this program, as the stock price goals were not met.

Initial Stock Option Awards

Named Executive Officers who join us are awarded an initial stock option grant having an exercise price equal to the fair market value of our common stock on the day the grant is approved by the Compensation Committee, vesting in 12 equal quarterly installments. The amount of the initial stock option award is determined based on the Named Executive Officer’s position with us, the Named Executive Officer’s base salary and an analysis of the competitive practices of the companies with similar annual revenues to us represented in the compensation and benefits data that the Compensation Committee reviews. The goal is to create a total compensation package for a new Named Executive Officer that is competitive with other similarly situated technology companies that we believe will enable us to attract highly qualified executives.

Annual Stock Option Awards

Our practice is to make annual stock option awards as part of our overall performance management program. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the annual aggregate value of these awards will be set near competitive median levels for companies represented in the compensation data the Compensation Committee reviews. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

The Compensation Committee grants annual stock option awards by reviewing a summary of aggregated compensation data contained in the Culpepper survey for executive officers employed by public companies that have similar annual revenues and number of employees as the Company, and that are located in the Northeast U.S. The Company also views the annual stock option award program as an opportunity to reward extraordinary achievements realized during the prior year, and to provide incentive for similar achievements in the future.

In January 2008, the Compensation Committee granted annual stock option awards under this program as follows: An option to purchase 250,000 shares was granted to our Chief Executive Officer, an option to purchase 60,000 shares was granted to our current Chief, Financial Officer (Mr. Burns), and an option to purchase 80,000 shares was granted to our former Chief Financial Officer (Mr. Hill). The options granted to Messrs. Burns and Hill each vest in 12 equal quarterly installments. The option granted to Dr. Kahane covered 250,000 shares, of which 125,000 shares vest in 12 equal quarterly installments. The other 125,000 shares will vest six years from the date of grant, subject to acceleration upon the achievement by the Company of certain sales order targets. These targets were achieved in part, and as a result 62,500 of these shares were vested on December 31, 2008. In March 2008, in connection with his promotion to the position of chief financial officer, Mr. Burns was granted an option to purchase 200,000 shares, of which 100,000 shares vest in 12 equal quarterly installments. The other 100,000 shares will vest six years from the date of grant, subject to acceleration upon the achievement by the Company of certain share price targets.

Special Compensation Awards

The Compensation Committee reserves the ability to grant special compensation awards in recognition of outstanding performance not otherwise adequately rewarded as described above.

In December 2008, the Compensation Committee determined that the Company and its management had performed exceptionally well during 2008 in the face of a difficult economic environment, and created a cash bonus pool to be allocated among members of the management team. The Committee sought our Chief Executive Officer’s recommendation regarding specific awards, including our Chief Financial Officer but excluding our Chief Executive Officer, considered this recommendation, and determined the appropriate bonus awards. As a result, our Chief Executive Officer and our Chief Financial Officer earned cash bonuses of $19,500 and $8,000, respectively, in December 2008 that were paid in 2009.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. In particular circumstances, we may utilize cash signing bonuses when certain executives join us. Such cash signing bonuses are typically repayable in full to the company if the employee recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, the Compensation Committee will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses, and to create an additional incentive for an executive to join our company in a position where there is high market demand. None of these types of payments were necessary or applicable in 2008.

Termination Based Compensation

Upon termination of employment, Named Executive Officers may be entitled to receive severance payments under their employment agreements. In determining whether to approve and in setting the terms of such severance arrangements, the Compensation Committee recognizes that executives, especially highly ranked executives, often face challenges securing new employment following termination. Severance for termination without cause for our Chief Executive Officer is 18 months of base salary and premiums in connection with health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), and 12 months of base salary and COBRA premiums for our Chief Financial Officer. Payments for termination without cause within 12 months following a change in control are 24 months of base salary, one year of on-target bonuses and 18 months of COBRA premiums for our Chief Executive Officer, and 18 months of base salary, one year of on-target bonuses and 18 months of COBRA premiums for our Chief Financial Officer.

Acceleration of vesting of equity-based awards

In the event of a change of control, all stock options held by our Chief Executive Officer and our Chief Financial Officer shall immediately vest and the exercise period shall terminate on the earlier of two years from termination or ten years from the date of the grant.

In the event that our Chief Executive Officer or Chief Financial Officer are terminated without cause, all stock options other than performance-based options held by such officer shall immediately vest and the exercise period shall terminate on the earlier of two years from termination or ten years from the date of the grant. For performance-based options, in the event of termination without cause, the options will vest to the extent provided in the option agreement if the performance goals are met for the time period within which the executive is terminated.

Conclusion

Our compensation policies are designed to retain and motivate our Named Executive Officers and to ultimately reward them for outstanding individual and corporate performance.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued during the fiscal years ended December 31, 2006, 2007 and 2008, respectively to our Chief Executive Officer, our former Chief Financial Officer, and our current Chief Financial Officer.

We have included in our executive compensation discussion all persons covered pursuant to Item 402(a)(3)(iii) of Regulation S-K. Our Chief Executive Officer is responsible for our operating activities and our single business unit, and our Chief Financial Officer is responsible for our finance function. During 2008, while we had several vice-presidents, none of such individuals was an officer in charge of a principal business unit, division or function, or had significant policy making functions, and therefore none of those individuals was deemed to be an officer within the context of Exchange Act Rule 3b-7. We have hired two new officers in 2009. We periodically review our executive team’s roles in accordance with Exchange Act Rule 3b-7 as our business evolves, and we may conclude that it would be necessary in the future to name additional persons as officers pursuant to Item 402(a)(3)(iii) of Regulation S-K.

		Salary	Bonus	Option Awards	All Other	Total
Name and Principal Position	Year	($)	($)	($)(1)	Compensation ($)(2)	($)

Stephen N. Kahane,	2006	350,000		352,853	16,012	718,865
Chief Executive Officer	2007	350,000	116,238	309,380	25,012	800,631
	2008	350,000	144,500	328,683	27,800	850,983
Kevin C. Burns,	2007	157,166	35,217	70,987	25,917	289,287
current Sr. Vice President and Chief Financial Officer(3)	2008	200,985	58,000	117,909	19,939	396,833
Joseph D. Hill,	2006	250,000	—	303,210	25,346	578,555
former Sr. Vice President and	2007	250,000	58,494	273,339	26,515	608,348
Chief Financial Officer(4)	2008	106,384	25,000	47,556	9,340	155,548

(1)	Represents the amount recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). The assumptions utilized in recording this expense are included in Note J — Stockholders’ Equity to our audited consolidated financial statements for the fiscal year ended December 31, 2008 included in our annual report on Form 10-K filed with the SEC on March 13, 2009.

(2)	Represents contributions made by the Company pursuant to the Company’s 401(k) savings plan, and car allowances.

(3)	Mr. Burns became our Senior Vice President and Chief Financial Officer effective April 7, 2008. The 2008 bonus amount includes $10,000 that was paid under the compensation plan in place for the first quarter of 2008 prior to Mr. Burns’ promotion to the position of chief financial officer.

(4)	Mr. Hill resigned as Senior Vice President and Chief Financial Officer and was appointed as a Director of the Company effective April 2008. Amounts include the following compensation paid for Mr. Hill’s service as a Director in 2008: $30,000 in cash retainer payments (included within “Salary”); the amount of $2,732 which was recognized for financial statement reporting purposes as described in footnote #1 above in respect of options granted (included within “Option Awards”); and $14,999 paid in the form of restricted stock (included within “All Other Compensation”).

Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2008 to each of the executive officers named in the Summary Compensation Table.

		All Other
		Option
		Awards:
		Number of
		Securities		Grant Date Fair
		Underlying	Exercise or Base	Value of Stock
		Options	Price of Option	and Option
Name	Grant Date	(#)	Awards ($/Sh)	Awards(1)

Stephen N. Kahane	1/29/2008	250,000	$2.83	$324,250
	12/30/2008	240,000	$1.53	$181,440
Kevin C. Burns	1/29/2008	60,000	$2.83	$77,820
	3/24/2008	200,000	$2.04	$189,000
	12/30/2008	150,000	$1.53	$113,400
Joseph D. Hill(2)	1/29/2008	80,000	$2.83	$103,760

(1)	Grant date fair value has been determined in accordance with the assumptions utilized by the Company for financial statement reporting under FAS 123R. The assumptions utilized in recording this expense are included in Note J — Stockholders’ Equity to our audited consolidated financial statements for the fiscal year ended December 31, 2008 included in our annual report on Form 10-K filed with SEC on March 13, 2009. Our executive officers will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold.

(2)	Mr. Hill resigned as Senior Vice President and Chief Financial Officer and was appointed as a Director of the Company effective April 2008.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We entered into an employment agreement with Stephen N. Kahane, M.D., M.S. on April 26, 2004, effective as of January 1, 2004. The agreement was modified on July 26, 2004 in connection with Dr. Kahane’s promotion to Chief Executive Officer and was also amended on April 26, 2005, December 31, 2008 and February 10, 2009. The agreement automatically renews for one-year terms unless prior written notice is delivered by either party and includes the following:

•	An annual base salary of $350,000 for 2006, 2007 and 2008.

•	Incentive cash compensation of up to $250,000 for 2006, 2007 and 2008. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market for the applicable calendar year), Dr. Kahane was eligible to receive a percentage (determined by straight line interpolation) of the target compensation. The stock price goals were $5.00 to $6.00 for 2006, $3.75 to $4.00 for 2007, and $3.75 to $4.00 for 2008. These goals were not met for any of these three years, and, as a result, Dr. Kahane did not receive a cash bonus under this program.

•	Incentive cash compensation for 2006, 2007 and 2008 of up to $250,000 pursuant to a program established by the Compensation Committee in the event that certain quarterly performance goals related to revenue, sales orders and operating income targets were met. The performance goals not met in 2006, and were met in part in 2007 and 2008, and, as a result, Dr. Kahane did not earn a cash bonus under this program in 2006, and he earned cash bonuses of $109,488 and $125,000 under this program for 2007 and 2008, respectively.

•	Incentive cash compensation for 2007 and 2008 of up to $27,000 and $33,000 respectively, pursuant to a program established by the Compensation Committee in the event that over-achievement (“stretch”) sales order targets were exceeded on a quarterly basis. The sales order targets were met in part in 2007, but they were not met in 2008 and, as a result, Dr. Kahane earned a cash bonus of $6,750 for 2007, and he did not receive any cash bonus under this program for 2008.

We entered into an employment agreement with Kevin C. Burns, effective April 7, 2008 for an initial term through December 31, 2008, which was amended on February 10, 2009, subject to automatic renewal for successive one-year terms unless prior written notice is delivered by either party and includes the following:

•	An annualized base salary of $210,000 for 2008 (pro-rated from April 2008).

•	Incentive cash compensation of up to $100,000, pro-rated to $75,000 in 2008. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market) of $3.75 to $4.00 for the calendar year 2008, Mr. Burns was eligible to receive a percentage (determined by straight line interpolation) of the target compensation. This goal was not met, and, as a result, Mr. Burns did not receive a cash bonus under this program for 2008.

•	Incentive cash compensation of up to $100,000, pro-rated to $75,000 in 2008, pursuant to a program established by the Compensation Committee in the event that certain quarterly performance goals related to revenue, sales orders and operating income targets were met. The performance goals were met in part in 2008, and, as a result, Mr. Burns earned a cash bonus of $40,000 under this program for 2008.

•	Incentive cash compensation for 2008 of up to $15,750, pursuant to a program established by the Compensation Committee in the event that over-achievement (“stretch”) sales order targets were exceeded on a quarterly basis. The sales order targets were not met in 2008, and, as a result, Mr. Burns did not earn any cash bonus under this program for 2008.

We entered into an employment agreement with Joseph D. Hill on October 1, 2004, the term of which was scheduled to expire on December 31, 2006; however, until Mr. Hill’s resignation from his position with us effective April 4, 2008, the agreement automatically renewed for one-year terms unless prior written notice was delivered by either party and included the following:

•	An annual base salary of $250,000 for 2006, 2007 and 2008.

•	Incentive cash compensation of up to $100,000 in 2006, 2007 and 2008. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market for the applicable calendar year), Mr. Hill was eligible to receive a percentage (determined by straight line interpolation) of the target compensation. The stock price goals were $5.00 to $6.00 for 2006, $3.75 to $4.00 for 2007, and $3.75 to $4.00 for 2008. The stock price goals were not met for any of these three years, and, as a result, Mr. Hill did not receive a cash bonus under this program.

•	Incentive cash compensation of up to $125,000 for each of 2006, 2007 and 2008, pursuant to a program established by the Compensation Committee in the event that certain quarterly performance goals related to revenue, sales orders and operating income targets were met. The 2006 performance goals were not met, and, as a result, Mr. Hill did not receive a cash bonus under this program for 2006. The 2007 performance goals were met in part, and, as a result, Mr. Hill earned a cash bonus of $54,744 under this program for 2007. Mr. Hill resigned in April 2008, and he received a partial payout under this program for 2008 in the amount of $25,000.

•	Incentive cash compensation for 2007 and the first quarter of 2008 of up to $15,000 and $3,750 respectively, pursuant to a program established by the Compensation Committee in the event that over-

achievement (“stretch”) sales order targets were exceeded on a quarterly basis. The sales order targets were met in part in 2007 but they were not met in 2008, and, as a result, Mr. Hill earned a cash bonus of $3,750 for 2007, but he did not earn any bonus under this program for the first quarter of 2008.

Mr. Hill resigned as Senior Vice President and Chief Financial Officer and was appointed as a Director of the Company effective April 2008.

Each of our employment agreements with our Named Executive Officers contains a six month post termination covenant not to compete, a two year post termination restriction period whereby the employee may not induce any of our employees to leave our employ, provisions to protect against solicitation of any customer with which the employee had contact with during the two year period prior to termination, and non-disclosure provisions which protect our interests. Named Executive Officers are also able to participate in all of our health, welfare and benefit programs that are available to our employees.

2008 and 2009 Compensation Actions

For 2009, the Compensation Committee made no change to the Chief Executive Officer’s base salary or on-target bonus amounts. For 2009, our Chief Financial Officer’s base salary was increased from $210,000 to $240,000, and his on-target performance and stock price bonus amounts were increased from $100,000 (annualized) to $110,000 per year, and his quarterly targeted bonus amount was increased from $21,000 to $40,000 per year. These increases were awarded in recognition of Mr. Burns’ success and excellence in assuming and executing his new duties as our Chief Financial Officer.

For 2009, the Compensation Committee awarded stock option grants to our Named Executive Officers as follows. An option to purchase 240,000 shares was granted to our Chief Executive Officer and an option to purchase 150,000 shares was granted to our current Chief Financial Officer (Mr. Burns). Each award vests in equal quarterly installments over three years from the date of grant. These options were granted in December 2008.

The following table sets forth the base salaries that have been set for our named executive officers for both the fiscal years ending December 31, 2008 and 2009, as well as the maximum potential bonuses that those officers are, or were, eligible to receive under our stock price, performance-based and targeted orders-based bonuses programs, and the options that each such officer received during those fiscal years.

			Stock		Sales	Stock
			Price	Performance	Orders	Option
		Annual	Bonus	Bonus	Bonus	Shares
Name	Year	Salary	(1)	(2)	(3)	Granted(4)

Stephen N. Kahane,	2008	350,000	250,000	250,000	39,000	250,000	(5)
Chief Executive Officer	2009	350,000	250,000	250,000	50,000	240,000	(6)
Kevin C. Burns,	2008	210,000	75,000	75,000	25,000	200,000	(7)
Sr. Vice President and Chief Financial Officer	2009	240,000	110,000	110,000	40,000	150,000	(6)

All amounts other than Stock Option Shares Granted are stated in dollars; all dollar amounts are annual amounts.

(1)	Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market) of $3.75 to $4.00 per share for the calendar year 2008, and $2.25 to $3.00 for 2009.

(2)	Incentive cash compensation for 2008 and 2009 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue, sales orders and operating income targets are met on a quarterly basis.

(3)	Incentive cash compensation for 2008 and 2009 pursuant to a program established by the Compensation Committee in the event that sales order targets are exceeded on a quarterly basis.

(4)	The option shares vest and become exercisable in twelve equal quarterly installments beginning three months from the grant date. Upon termination without cause or a change in control (as defined in each executive’s employment agreement), unvested options shall fully vest.

(5)	125,000 option shares vest and become exercisable in twelve equal quarterly installments beginning three months from the grant date. Of the remaining 125,000 shares, 62,500 shares were vested on December 31, 2008 as a result of the attainment of certain sales order targets as specified by the Compensation Committee, and the remainder vest and become exercisable on the sixth anniversary of the grant date or upon a change in control (as defined in the executive’s employment agreement).

(6)	These options were granted in December 2008.

(7)	100,000 option shares vest and become exercisable in twelve equal quarterly installments beginning three months from grant date of option grant. The remaining 100,000 options shares vest on the sixth anniversary of the grant date provided, however, that subject to the attainment of an average stock price (defined as the average daily closing AMICAS common stock price on The NASDAQ Global Market) of $3.75 to $4.00 per share for the calendar year 2008, or $2.25 to $3.00 for 2009, a percentage (determined by straight line interpolation) of 100,000 of the option shares would vest and become exercisable effective at the end of the year in question. If all 100,000 shares have not vested by December 31, 2009, any remaining unvested option shares will be a carried over to 2010 subject to acceleration on December 31, 2010 upon attainment of a price target to be determined by the Compensation Committee. Upon a Change in Control, all unvested stock options shall fully vest and the exercise period shall terminate on the earlier of two years from termination or ten years from the date of grant.

401(k) Profit Sharing Plan

We maintain a tax-qualified retirement savings plan, or 401(k) plan, that covers all eligible employees. Pursuant to our 401(k) plan, participants may elect to reduce their current compensation, on a pre-tax basis, by up to 50% of their compensation, but not more than $15,500 per calendar year, and have the amount of the reduction contributed to the 401(k) plan. The 401(k) plan also permits us, in our sole discretion, to make employer matching contributions equal to a specified percentage (as we determine) of the amount a participant has elected to contribute to the 401(k) plan, and/or employer profit-sharing contributions equal to a specified percentage (as we determine) of an employee’s compensation.

Outstanding Equity Awards At Fiscal Year-End

The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2008 to each of the executive officers named in the Summary Compensation Table.

	Option Awards
					Equity Incentive
	Number				Plan Awards:
	of		Number of		Number
	Securities		Securities		of Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised		Option
	Options		Options		Unearned		Exercise	Option
	(#)		(#)		Options		Price	Expiration
Name	Exercisable		Unexercisable		(#)		($)	Date

Stephen N. Kahane	4,656	(1)	—		—		7.59	11/9/2009
	1,498	(2)	—		—		6.97	12/3/2009
	57,395	(3)	—		—		6.97	12/3/2009
	406,773	(4)	—		—		6.97	12/3/2009
	1,015,802	(5)	—		—		2.10	8/21/2010
	423	(1)	—		—		1.80	10/17/2010
	200	(1)	—		—		5.65	12/31/2011
	—		115,000	(6)	—		3.57	4/26/2014
	250,000	(7)	—		—		3.02	7/26/2014
	117,000		—		333,000	(8)	3.02	7/26/2014
	53,333	(9)	26,667		—		2.97	1/26/2017
	52,083		72,917		125,000	(10)	2.83	1/29/2018
	20,000	(11)	220,000		—		1.53	12/30/2018
Kevin C. Burns	40,000	(12)	—		—		3.45	11/5/2014
	2,321	(13)	179		—		5.01	10/21/2015
	17,142	(14)	2,858		—		4.89	1/5/2016
	15,714	(15)	4,286		—		3.56	5/31/2016
	14,285	(16)	5,715		—		3.18	8/24/2016
	23,333	(17)	11,667		—		2.97	1/26/2017
	2,916	(18)	2,084		—		3.00	4/27/2017
	19,999	(19)	40,001		—		2.83	1/29/2018
	16,667	(20)	83,333		100,000		2.04	3/24/2018
	12,500	(21)	137,500		—		1.53	12/30/2018
Joseph D. Hill	200,000	(22)	—		—		3.80	10/1/2014
	65,000	(23)	—		—		3.80	10/1/2014

(1)	The option vested as to 100% of the shares on the fourth anniversary of the grant date.

(2)	The option vested as to 25% of the shares per year beginning on the first anniversary of the grant date.

(3)	The option vested as to 25% of the shares per year in quarterly installments.

(4)	The option vested as to 6.25% of the shares per quarter beginning 3 months from the grant date.

(5)	The option vested as to 8.33% of the shares per quarter beginning 64 days after the grant date.

(6)	The option will vest 100% on April 26, 2010 (the sixth anniversary of the grant date). Upon a change in control (as defined in the executive’s employment agreement) all unvested options shall fully vest.

(7)	The option vested in twelve equal quarterly installments beginning three months from the grant date.

(8)	On July 26, 2004, we granted to Dr. Kahane an option to purchase 450,000 shares of our common stock, under the plan, at fair market value on the grant date that vest on the sixth anniversary of the grant date or upon a change in control (as defined in the executive’s employment agreement) unless they vest earlier in accordance with the following schedule. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS common stock price on The NASDAQ Global Market) of $4.00 to $5.00 per share for the calendar year 2005, a percentage (determined by straight line interpolation) of 225,000 of the 450,000 option shares granted to Dr. Kahane would vest and become exercisable effective December 31, 2005. In 2005, the average price per share of AMICAS common stock was $4.52, and as a result, 117,000 of the 450,000 shares vested. Under the terms of the option, the remaining 333,000 shares were carried forward. Subject to the attainment of an average stock price of $5.00 to $6.00 per share for calendar year 2006, a percentage (determined by straight line interpolation) of the 333,000 options would have vested and become exercisable. The goal was not met and the shares did not vest. The 333,000 options will vest on the sixth anniversary of the grant date.

(9)	This option was granted on January 26, 2007, and vests in twelve equal quarterly installments beginning three months from the grant date. Upon a change in control (as defined in the executive’s employment agreement) unvested options shall fully vest.

(10)	This option was granted on January 29, 2008. Of these shares, 125,000 are vesting in twelve equal quarterly installments beginning three months from the grant date. The remaining 125,000 would have vested on December 31, 2008 subject to the attainment of certain sales order goals; these goals were met in part, and as a result 62,500 shares were vested on December 31, 2008 and the remainder will vest 100% six years from the date of grant. Upon a change in control (as defined in the executive’s employment agreement) unvested options shall fully vest.

(11)	This option was granted on December 30, 2008, and vests in twelve equal quarterly installments beginning three months from the grant date. Upon a change in control (as defined in the executive’s employment agreement) unvested options shall fully vest.

(12)	This option was granted on November 5, 2004, and vested 25% after one year and the remainder in eight quarterly installments beginning fifteen months after the grant date.

(13)	This option was granted on October 21, 2005, and vests 25% after one year and the remainder in eight quarterly installments beginning fifteen months after the grant date.

(14)	This option was granted on January 5, 2006, and vests 25% after one year and the remainder in eight quarterly installments beginning fifteen months after the grant date.

(15)	This option was granted on May 31, 2006, and vests 25% after one year and the remainder in eight quarterly installments beginning fifteen months after the grant date.

(16)	This option was granted on August 24, 2006, and vests 25% after one year and the remainder in eight quarterly installments beginning fifteen months after the grant date.

(17)	This option was granted on January 26, 2007, and vests in twelve equal quarterly installments beginning three months from the grant date.

(18)	This option was granted on April 27, 2007, and vests in twelve equal quarterly installments beginning three months from the grant date.

(19)	This option was granted on January 28, 2008, and vests in twelve equal quarterly installments beginning three months from the grant date.

(20)	This option was granted on March 24, 2008, and vests as follows. For 100,000 shares, vesting occurs in twelve equal quarterly installments beginning three months from the grant date. For the remaining 100,000 shares, vesting occurs subject to the attainment of an average stock price (defined as the average daily closing AMICAS common stock price on The NASDAQ Global Market) of $3.75 to $4.00 per share for the calendar year 2008, and $2.25 to $3.00 for 2009. If all 100,000 shares have not vested by December 31, 2009, any remaining unvested option shares will be a carried over to 2010 subject to acceleration on December 31, 2010 upon attainment of a price target to be determined by the Compensation Committee. Any shares that are not vested on December 31, 2010 will vest six years from the date of grant. Upon a change in control (as defined in the executive’s employment agreement) unvested options shall fully vest.

(21)	This option was granted on December 30, 2008, and vests in twelve equal quarterly installments beginning three months from the grant date. Upon a change in control (as defined in the executive’s employment agreement) unvested options shall fully vest.

(22)	This option was granted on October 1, 2004, and vested in twelve equal quarterly installments beginning three months from the grant date.

(23)	This option was granted on October 1, 2004, and would vest on the sixth anniversary of the grant date provided, however, that subject to the attainment of an average stock price (defined as the average daily closing AMICAS common stock price on The NASDAQ Global Market) of $4.00 to $5.00 per share for the calendar year 2005, a percentage (determined by straight line interpolation) of 125,000 of the 250,000 option shares would vest and become exercisable effective December 31, 2005 (if acceleration of all 125,000 shares was not earned in 2005, any remaining unvested option shares would carry over to 2006). In 2005, the average price per share of AMICAS common stock was $4.52, and as a result, 65,000 of the 250,000 shares vested. Subject to the attainment of an average stock price of $5.00 to $6.00 per share for calendar year 2006, a percentage (determined by straight line interpolation) of the 185,000 options that were carried over from 2005 would have vested and become exercisable. The goals were not met and the shares did not vest. As a result of Mr. Hill’s resignation as an employee of the Company is April 2008, all unvested shares were forfeited.

Option Exercises And Stock Vested

None of our executive officers named in the Summary Compensation Table exercised options to purchase our common stock, or were holding restricted shares that vested, during the fiscal year ended December 31, 2008.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plan.

Potential Payments Upon Termination Or Change-In-Control

Our employment agreement with Dr. Kahane provides for a severance payment upon the termination of employment by AMICAS without cause or by Dr. Kahane for good reason (as defined in the agreement) or upon non-renewal of the employment agreement, equal to one and one-half times his then-current annual base salary, payment of a cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for eighteen months. In addition, upon termination of employment within 12 months following a change in control of AMICAS, our Chief Executive Officer will receive payment in an amount equal to twice his then-current annual base salary, payment in an amount equal to his target annual cash bonuses, and the payment of health insurance premiums for eighteen months.

Our employment agreement with Mr. Burns provides for a severance payment upon the termination of employment by AMICAS without cause or by Mr. Burns for good reason (as defined in the agreement) or upon non-renewal of the employment agreement, equal to his then-current annual base salary, payment of a cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for twelve months. In addition, upon termination of employment within 12 months following a change in control of AMICAS, our Chief Financial Officer will receive payment in an amount equal to one and one-half times his then-current annual base salary, payment in an amount equal to his target annual cash bonuses, and the Company will also pay his health insurance premiums for eighteen months.

Payments to our Chief Executive Officer and our current Chief Financial Officer described above (other than health insurance premiums) will be made in a lump sum six months following the date that their employment is terminated, and payments based on base salary will be forfeited if the executive becomes employed by a competitor during such six month period.

Our employment agreement with Mr. Hill provided for a severance payment upon the termination of employment by AMICAS without cause or by Mr. Hill for good reason (as defined in the agreement) or upon non-renewal of the employment agreement, payable in accordance with our normal payroll procedure, equal to his then-current annual base salary, payment of a cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for twelve months. In addition, a severance payment, upon termination of employment following a change in control of AMICAS, payable in accordance with our normal payroll procedure, of his then-current annual base salary and the payment of health insurance premiums for eighteen months would have been paid. Severance payments would have been reduced by one-half as of the date Mr. Hill becomes employed by a non-competitor and would have ceased if employed by a competitor. Mr. Hill resigned from his employment with us in April 2008.

The agreements with all the above executive officers provide for an additional gross-up payment to be made to the executive officers in the event that, upon a change in control of AMICAS (as defined in the agreements), any payments to such executive officers would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

The table below reflects amounts payable to the Named Executive Officers assuming (i) their employment was terminated on December 31, 2008, and (ii) a change in control occurred on December 31, 2008.

			Health				Options
Name	Event	Salary	Benefits	Bonus		Total	Vested(2)

Stephen N. Kahane	Termination(1)	$525,000	$24,552	—	(2)	$549,552	$33,600
	Change in Control	$700,000	$24,552	$550,000		$1,274,552	$33,600
Kevin C. Burns	Termination	$210,000	$16,368	—	(2)	$226,368	$21,000
	Change in Control	$315,000	$24,552	$215,000		$554,552	$21,000
Joseph D. Hill(3)	Termination	—	—	—		—	—
	Change in Control	—	—	—		—	—

(1)	“Termination” refers to (i) termination or non-renewal by the Company without “Cause”, defined in the executives’ employment agreements to include the executive’s fraudulent or illegal acts, willful refusal to perform his duties or breach of the employment agreement; (ii) termination by the executive for “Good Reason” defined in the executives’ employment agreements to include a material reduction in compensation, material reduction in responsibilities, or the Company’s breach of the employment agreement; or (iii) the executive’s death pr permanent disability. If an executive is terminated for “Cause” or resigns his employment without “Good Reason”, he will not receive any payments.

(2)	Upon “Termination”, bonuses are only paid to the extent earned through the date employment is terminated.

(3)	All options shall fully vest upon “Termination” or a change in control (as defined in each executive’s employment agreement); the value stated was calculated based on the closing price of our common stock on December 31, 2008 ($1.67 per share).

(4)	Mr. Hill resigned as an officer of the Company and was elected as director in April 2008; our directors are not entitled to any payments as a result of the termination of their service as directors.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2008 to each of our non-employee directors. We do not pay directors who are also AMICAS employees any additional compensation for their service as directors.

	Fees
	Earned or	Stock	Option
	Paid in	Awards	Awards	Total
Name	Cash ($)	($)(1)	($)(2)	($)

Philip M. Berman(3)	30,000	14,999	10,474	55,473
Stephen J. DeNelsky(4)	40,000	19,499	12,057	71,556
Joseph D. Hill(5)	30,000	14,999	2,732	47,731
Stephen J. Lifshatz(6)	40,000	19,499	15,319	74,818
David B. Shepherd(7)	34,000	14,999	15,319	64,318
John J. Sviokla(8)	34,000	14,999	12,778	61,777

(1)	Restricted stock had been granted to the Company’s non-employee directors, which vest on the earlier of one year from the date of grant and the date the director completes a full term as a director. The fair value of the restricted stock awards was based on the closing market price of the Company’s common stock on the date of award and is being amortized on a straight line basis over the vesting period.

(2)	Represents the amount recognized for financial statement reporting in accordance with SFAS 123R. The assumptions utilized in recording this expense are included in Note J — Stockholders’ Equity to our audited consolidated financial statements for the fiscal year ended December 31, 2008 included in our annual report on Form 10-K filed with the SEC March 13, 2009, respectively.

(3)	Dr. Berman had 27,500 options and 5,300 shares of unvested restricted stock outstanding as of December 31, 2008. Following Dr. Berman’s death in February 2009, the board of directors accelerated the vesting of all outstanding and unvested stock options and shares of restricted stock that had been held by Dr. Berman.

(4)	Mr. DeNelsky had 52,500 options and 7,044 shares of unvested restricted stock outstanding as of December 31, 2008.

(5)	Mr. Hill had 270,000 options outstanding as of December 31, 2008; 5,000 shares were granted to Mr. Hill in respect of his service as a director, and 265,000 shares were granted to him in respect of his employment as the Company’s senior vice president and chief financial officer until his resignation in April 2008. Mr. Hill had 5,300 shares of unvested restricted stock outstanding as of December 31, 2008.

(6)	Mr. Lifshatz has 12,500 options and 7,044 shares of unvested restricted stock outstanding as of December 31, 2008.

(7)	Mr. Shepherd had 50,000 options and 5,300 shares of unvested restricted stock outstanding as of December 31, 2008.

(8)	Dr. Sviokla has 15,000 options and 5,300 shares of unvested restricted stock outstanding as of December 31, 2008.

The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our Board of Directors.

Cash Payments:

Each non-employee director receives $7,500 per calendar quarter of service, with additional cash payments of $2,500 to the chairperson of the Audit Committee; $1,000 to each of the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee, and each member of the Audit Committee; and $500 to the Lead Director.

2006 Stock Incentive Plan:

On the date of his or her initial election or appointment to the Board of Directors, each non-employee director shall receive under our 2006 Stock Incentive Plan (the “Plan”) restricted shares of our common stock in an amount equal to $15,000 divided by the per share closing price of our common stock as quoted on The Nasdaq Global Market on the date of grant, provided, however, that in the event of an appointment to the Board of Directors, such grant shall be made on a pro rata basis based upon a June 1 to May 31 year. On the date of his or her re-election (or initial election following an appointment to the Board), each non-employee director shall receive, pursuant to the Plan, restricted shares of the Company’s common stock in an amount equal to $15,000 divided by the per share closing price of the Company’s common stock as quoted on The Nasdaq Global Market on the date of grant.

Upon each appointment as chair of the Audit Committee or Lead Director, each such non-employee director shall receive a grant under the Plan of restricted shares of our common stock in an amount equal to $4,500 divided by the per share closing price of our common stock as quoted on The Nasdaq Global Market on the date of grant.

Directors Stock Option Plan:

Prior to the adoption of the 2006 Stock Incentive Plan non-employee directors were compensated through our Directors Stock Option Plan which was adopted by our directors and approved by our stockholders in June 1998.

The Directors Stock Option Plan provided to each director who is not an employee of AMICAS or its subsidiaries, at the time he or she was first appointed or elected to the Board of Directors, an option to purchase 10,000 shares of our common stock. On each anniversary of such director’s service on the Board of Directors, each such non-employee director received a grant of an option to purchase 2,500 shares of common stock pursuant to the Directors Stock Option Plan. The Directors Stock Option Plan also allows the Compensation Committee of the Board of Directors to make additional grants of options to non-employee directors from time to time; however, in practice, the Board of Directors approves, at its discretion and upon the recommendation of the Compensation Committee, additional grants of options to non-employee directors.

All options granted under the Directors Stock Option Plan vest at a rate of 50% upon completion of one year of service as a director after the date of grant and 50% upon completion of the second year of service as a director after the date of grant. Generally, no option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable only by the optionee during his or her lifetime. The exercise price of all options will be the fair market value of the shares of common stock on the trading day immediately preceding the date of grant, and the term of each option may not exceed ten years. Unless terminated sooner by the Board of Directors, the Directors Stock Option Plan will continue in effect for a period of ten years or until all options outstanding thereunder have expired or been exercised. As of December 31, 2008, no shares remained available for issuance and the plan has expired. Stock option grants to Directors after January 1, 2008 will be issued from the 2006 Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this Proxy Statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement.

By the Compensation Committee:
John J. Sviokla (Chair)
Stephen J. DeNelsky
Stephen J. Lifshatz

REPORT OF THE AUDIT COMMITTEE

In 2008, the Audit Committee was composed of Stephen J. DeNelsky, Stephen J. Lifshatz and David B. Shepherd. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in April 2001 and subsequently amended in March 2004. A copy of the Audit Committee charter is available on the Company’s website at www.amicas.com/investorrelations. Each member of the Audit Committee is an independent director as defined by its charter and the rules of The Nasdaq Stock Market and is an audit committee financial expert as defined by the rules of the SEC.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2008 and independently discussed those financial statements with the Company’s management and with the Company’s independent registered public accounting firm, BDO Seidman, LLP.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the Public Company Accounting Oversight Board auditing standards; for issuing a report on those financial statements; and for auditing the effectiveness of the Company’s internal controls over financial reporting. The Company’s independent registered public accounting firm also performs timely reviews of the Company’s unaudited quarterly financial statements. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining, compensating, overseeing and, when necessary, terminating the engagement of the independent registered public accounting firm. The Audit Committee is also responsible for reviewing management’s and the independent registered public accounting firm’s reports on the Company’s internal control over financial reporting. The Audit Committee pre-approves all audit services and all other services (review, attest and non-audit) to be provided to the Company by the independent registered public accounting firm. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting and financial personnel and the independent registered public accounting firm, the following:

•	the plan for, and the results of, each audit and review of the Company’s financial statements performed by the independent registered public accounting firm;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to our stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	the Audit Committee’s charter;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management, including the matters in the written disclosures required by In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has received the written disclosures and the letter from independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee also had considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures required by the Public Company Accounting Oversight Board. The auditors are required annually to disclose in writing all relationships that, in the auditors’ professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion regarding independence. The Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit related services to the Company, which are described below under the caption “Independent Registered Public Accounting Firm Fees and Other Matters” in Proposal 2, is compatible with maintaining such accountants’ independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

By the Audit Committee:
Stephen J. Lifshatz (Chair)
Stephen J. DeNelsky
David B. Shepherd

PROPOSAL 1

ELECTION OF DIRECTORS

In March 2009, the Board of Directors nominated six individuals to stand for election as directors at the Annual Meeting: Stephen J. DeNelsky, Joseph D. Hill, Stephen N. Kahane, M.D., M.S., Stephen J. Lifshatz, David B. Shepherd and John J. Sviokla. Each nominee is currently serving as a director of the Company. Each director elected at the Annual Meeting will serve until the 2010 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted “FOR” the election of all of the nominees as directors. Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or will not serve, the persons named in the proxy will vote to elect substitute nominees recommended by the Board of Directors. In no event can a proxy be voted to elect more than six directors.

Set forth below are the names of the persons nominated as directors and our current executive officers, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors of the Company and the names of other public companies in which such persons hold directorships. This information has been furnished by the respective individuals. Each individual’s age is as of the date of this Proxy Statement.

Stephen J. DeNelsky, age 41, has served as a director since March 2001. Mr. DeNelsky is currently Senior Research Analyst at 11:11 Capital Management, Inc., an investment firm, where he has served since November 2008. From October 2004 to December 2007, Mr. DeNelsky served as general partner of Sapphire Capital Management LP, a New York based investment fund. From March 2003 until October 2004, Mr. DeNelsky worked as a senior research analyst at Copper Arch Capital, LLC, an investment fund. From November 2001 through March 2003, he served as the portfolio manager of Forstmann-Leff Associates, LLC. In December 2000, Mr. DeNelsky founded Sapphire Capital Management LLC, a New York-based investment fund, and he served as its managing partner until November 2001. From June 1999 until December 2000, he was a senior research analyst in Credit Suisse First Boston’s Health Care Equity Research Group, covering primarily the healthcare information technology and e-health sectors. Mr. DeNelsky does not serve on the board of any other public company.

Joseph D. Hill, age 47, was appointed a director on April 4, 2008. Previously, Mr. Hill served as our Senior Vice President and Chief Financial Officer from October 2004 until April 2008. Mr. Hill is currently the Chief Financial Officer of Metabolix, Inc., a bioscience company providing biodegradable and sustainable solutions for the world’s needs for plastics, chemicals, and energy. Prior to this, from April 2003 until March 2004, Mr. Hill served as Vice President and Chief Financial Officer of Dirig Software, an application performance management solutions provider based in Nashua, New Hampshire. In February 2004, Dirig Software was acquired by Allen Systems Group of Naples, Florida. From August 2000 until June 2002, Mr. Hill served as Vice President and Chief Financial Officer of Maconomy Corporation, a Web-based business management solutions provider with headquarters in Copenhagen, Denmark and Marlborough, Massachusetts. Prior to joining Maconomy, Mr. Hill was Vice President and Chief Financial Officer of Datamedic Holding Corp., a practice management and clinical software company specializing in ophthalmology and general medical practices. We acquired Datamedic in 1999. Mr. Hill does not serve on the board of any other public company.

Stephen N. Kahane, M.D., M.S., age 51, has served as our Chief Executive Officer since September 2004, as a director since March 2001, and as Chairman since June 2005. Dr. Kahane also served as our President from September 2004 through March 2005 and Vice Chairman from March 2001 to May 2005. He was our Chief Strategy Officer from November 1999 until August 2004. From November 1999 until March 2001, Dr. Kahane also served as President of our E-Health unit. Previously, Dr. Kahane served as CEO of Datamedic, a provider of healthcare practice management and electronic medical record solutions. Dr. Kahane also trained and served on the faculty and on the IT leadership team at The Johns Hopkins Medical Institution. Dr. Kahane does not serve on the board of any other public company.

Stephen J. Lifshatz, age 50, has served as a director since June 2008. Mr. Lifshatz is currently the Chief Financial Officer of Authoria, Inc., a provider of talent management software and solutions. Previously, Mr. Lifshatz served as Chief Financial Officer and Senior Vice President of Lionbridge Technologies, Inc., a provider of outsourced IT development, localization, testing, and support solutions, which he joined soon after its founding in 1997 and where he had responsibility for worldwide accounting, risk management, and financial reporting and controls. Prior to joining Lionbridge, Mr. Lifshatz was the Chief Financial Officer and treasurer of the Dodge Group. Previously, Mr. Lifshatz spent 15 years with Marcam Corporation in various senior roles, including operations controller, corporate controller, treasurer and Chief Financial Officer as well as president of an operating unit. Mr. Lifshatz does not serve on the board of any other public company.

David B. Shepherd, age 57, has served as a director since June 2001. Since 1990, Mr. Shepherd has been employed by Louis Dreyfus Property Group LLC, an international commercial property company owned by Louis Dreyfus S.A.S., and currently is its Vice President and Chief Financial Officer and holds equivalent positions at various affiliated joint ventures. Mr. Shepherd also is Vice President and Secretary of LDS Advisors LLC, the sponsor and managing member of LDS Investment Group LLC, a real estate investment fund formed in February 2007. From 1975 until 1990, Mr. Shepherd was a certified public accountant with the audit practice of Ernst & Young LLP. Mr. Shepherd does not serve on the board of any other public company.

John J. Sviokla, age 51, has served as a director since June 2006. Since September 1998 he has served as vice president of Diamond Management & Technology Consultants, Inc. (formerly DiamondCluster, and before that Diamond Technology Partners) and directs the firm’s Innovation efforts. He became a director of Diamond Management & Technology Consultants, Inc. in August 1999 and since April 2000 has been its vice chairman. Diamond Management & Technology Consultants Inc. is a public management and technology consulting company (NASDAQ: DTPI). From 1986 to 1998, he was a professor at Harvard Business School. Dr. Sviokla has been a consultant to large and small companies around the world specializing in issues how information technology changes markets, competition, and organization. He has authored over 100 articles, cases, videos and tele-seminars. Dr. Sviokla has a D.B.A., M.B.A. from Harvard Business School, and an A.B. from Harvard College.

A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders at the Annual Meeting, the Audit Committee of the Board of Directors has appointed the independent registered public accounting firm of BDO Seidman, LLP as the independent registered public accounting firm for AMICAS for the year ending December 31, 2009. BDO Seidman, LLP has been AMICAS’ independent registered public accounting firm since 1996. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Audit Committee will reconsider the matter. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees that BDO Seidman, LLP, our independent registered public accounting firm, billed to us for professional audit services rendered during each of the last two fiscal years:

Fee Category	2008	2007

Audit Fees(1)	$565,000	$550,000
Audit-Related Fees(2)	$47,130	$5,700
All Other Fees	—	—

Total Fees	$612,130	$555,700

(1)	Audit fees consist of fees for the audits of our financial statements and internal controls, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements that generally only the independent auditor can reasonably be expected to provide.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to due diligence related to mergers and acquisitions, employee benefit audits, and consultations concerning financial accounting and reporting standards.

The percentage of services set forth above in the categories Audit-Related Fees, and All Other Fees, that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) under the SEC’s Regulation S-X (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Pre-Approval Policy and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee is responsible for overseeing the independence of and setting the compensation for the independent auditor, in addition to evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

As set forth in its charter, the Audit Committee pre-approves all audit services to be provided to us, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. A copy of the Audit Committee charter is available on the company’s website at www.amicas.com/investorrelations. All of the services provided by BDO Seidman, LLP during the last two fiscal years were approved by the Audit Committee.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR AMICAS FOR THE YEAR ENDING DECEMBER 31, 2009. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

OTHER MATTERS

Annual Report to Stockholders

The Annual Report of AMICAS for the year ended December 31, 2008, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Annual Report on Form 10-K

Our Internet address is www.amicas.com. The information on our website is not a part of, or incorporated into, this Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We make available on our website, and we will provide without charge at the written request of any holder of our common stock of record as of the close of business on April 27, 2009, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. We will provide copies of the exhibits upon written request by eligible stockholders, for which we may impose a fee, limited to our reasonable expenses in providing such exhibits. Requests for copies of the exhibits to our annual report on Form 10-K should be mailed to:

AMICAS, Inc.
Attn: Investor Relations
20 Guest Street
Boston, Massachusetts 02135

No Incorporation by Reference of Committee Reports

The information in this Proxy Statement under the captions “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to have been filed with the Securities and Exchange Commission and such information shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate such information by reference.

Stockholder Proposals

Proposals to be included in the Proxy Statement.  We expect to hold our 2010 Annual Meeting of Stockholders in June 2010 and we expect to mail our Proxy Statement in connection therewith by April 2010. Proposals of stockholders that are intended to be presented at our 2010 Annual Meeting of Stockholders must comply with Rule 14a-8 under the Exchange Act and our by-laws. Proposals must be submitted in writing and received by the Corporate Secretary at the address above on or before December 31, 2009 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

Other Proposals (not to be included in the Proxy Statement).  According to our by-laws, a stockholder proposal may only be acted upon at an annual meeting of stockholders if the stockholder gives us notice of such proposal not less than 60 days nor more than 90 days before such annual meeting; provided, however, that if we give less than 60 days notice or prior public disclosure of the date of the annual meeting, notice by the stockholder must be given to us not later than the tenth day following the earlier of the date on which such notice of the meeting was mailed or the date on which such public disclosure was made. Accordingly, any stockholder proposals intended to be presented from the floor at our 2010 Annual Meeting of Stockholders must be submitted in writing not less than 60 days nor more than 90 days before such meeting, except as noted above, or the persons appointed as proxies will be permitted to exercise their discretionary voting authority with respect to the stockholder proposal.

Other Matters to be Brought Before the Annual Meeting

The Board of Directors knows of no other matters which will be brought before the Annual Meeting, other than the matters discussed herein. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number:

AMICAS, Inc.
Attn: Investor Relations
20 Guest Street
Boston, Massachusetts 02135
Telephone: (617) 779-7878

If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

Stephen N. Kahane, M.D., M.S.
CEO, President and Chairman

Boston, Massachusetts
April 29, 2009

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR VOTE OVER THE INTERNET. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES OR VOTED OVER THE INTERNET.

PROXY
AMICAS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS ON MONDAY, JUNE 22, 2009
     The undersigned hereby appoints STEPHEN N. KAHANE, KEVIN C. BURNS and CRAIG NEWFIELD or any one or all of them with full power of substitution and resubstitution, as proxy or proxies, for and in the name of the undersigned, to represent and vote all shares of common stock of AMICAS, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Monday, June 22, 2009 at 10:00 a.m., Eastern Standard Time, at the Company’s offices at 20 Guest Street, Boston, Massachusetts, or at any adjournment thereof, upon matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Stockholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows and otherwise in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

1.	To elect the six (6) nominees listed below to serve until the 2010 Annual Meeting of Stockholders:
	☐ FOR all nominees listed	☐ WITHHOLD AUTHORITY to vote for all nominees listed
01- Stephen J. DeNelsky 02- Joseph D. Hill 03- Stephen N. Kahane, M.D., M.S. 04- Stephen J. Lifshatz 05- David B. Shepherd 06- John J. Sviokla

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.

2.	To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for AMICAS, Inc. for the year ending December 31, 2009:

	☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON BOTH SIDES OF THIS PROXY.

Date	,	2009

Signature

Signature if held Jointly

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MONDAY, JUNE 22, 2009. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

LOGO

YOUR PROXY CONTROL NUMBER

VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed to the left Vote your proxy by checking the appropriate boxes Click on “Accept Vote”

VOTE BY MAIL: If you do not wish to vote over the Internet please complete, sign, date and return the accompanying proxy card in the pre-paid envelope provided.

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on June 21, 2009.
Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.